UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☐	Soliciting Material Pursuant to §240.14a-12

DIAMONDROCK HOSPITALITY COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 24, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 annual meeting of stockholders of DiamondRock Hospitality Company. The annual meeting will be held on Thursday April 27, 2006 at 11:00 a.m., local time, at Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of DiamondRock Hospitality Company by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. Following the formal portion of the meeting we will review our operations, report on our 2005 financial results and discuss our plans for the future. Our directors and management team will also be available to answer appropriate questions.

Your vote is important. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it as promptly as possible or vote by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,
WILLIAM W. MCCARTEN
Chairman and Chief Executive Officer

DIAMONDROCK HOSPITALITY COMPANY

6903 Rockledge Drive
Suite 800
Bethesda, MD 20817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2006

The 2006 annual meeting of stockholders of DiamondRock Hospitality Company (“DiamondRock”) will be held on Thursday, April 27, 2006 at 11:00 a.m., local time, at Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland, for the following purposes:

1.                To elect directors, each to serve for a one-year term and until their respective successors are duly elected and qualified;

2.                To ratify the appointment of KPMG LLP as independent auditors of DiamondRock to serve for 2006; and

3.                To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

You may vote if you were a stockholder of record as of the close of business on March 24, 2006. If you do not plan to attend the meeting and vote your shares of common stock in person, please vote in one of the following ways:

•       Use the toll-free telephone number shown on your proxy card (this call is toll-free if made in the United States or Canada);

•       Go to the website address shown on your proxy card and vote via the Internet; or

•       Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Michael D. Schecter
Corporate Secretary
March 24, 2006

i

March 24, 2006

PROXY STATEMENT

DIAMONDROCK HOSPITALITY COMPANY
6903 Rockledge Drive
Suite 800
Bethesda, MD 20817

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 24, 2006 and are furnished in connection with the solicitation of proxies by the Board of Directors of DiamondRock Hospitality Company (“DiamondRock” or “Company”)  for use at the 2006 annual meeting of our stockholders to be held on Thursday April 27, 2006 at 11:00 a.m., local time, at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland, and at any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to vote upon the matters set forth in the accompanying notice of meeting, including the election of directors and ratification of the appointment of KPMG LLP as independent auditors.

Who is entitled to vote?

If our records show that you were a stockholder as of the close of business on March 24, 2006, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held as of the close of business on the record date. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

May I attend the meeting?

All stockholders of record of shares of our common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy will be asked to present a form of valid picture identification, such as a driver’s license or passport.

What constitutes a quorum?

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. As of the record date, there were 51,566,864 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

Voting in Person at the Meeting.   If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”) and you wish to vote in person at the meeting, you will need to obtain a proxy form from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.   If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock by using the toll-free telephone number, the website listed on the proxy card or by signing, dating and mailing the proxy card in the postage-paid envelope provided.

•       Vote by Telephone.   If you hold your shares of common stock in your own name as a holder of record, you may vote by telephone by calling the toll-free number listed on the accompanying proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on April 26, 2006. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to vote your shares of common stock. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•       Vote by Internet.   You also have the option to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on April 26, 2006. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•       Vote by Mail.   If you would like to vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name.   If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted.

What is householding?

The rules of the Securities and Exchange Commission (the “SEC”) allow for householding, which is the delivery of a single copy of an annual report and proxy statement to any address shared by two or more stockholders. Duplicate mailings can be eliminated by allowing stockholders to consent to such elimination, or through implied consent if (1) it is believed that the stockholders are members of the same family, (2) the stockholders are notified that householding is to be used and (3) the stockholders do not request continuation of duplicate mailings. If you own shares of common stock in your own name as a holder of record, householding will not apply to your shares. If your shares of common stock are held in street name, depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your address. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request to DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary; or call us with your request at (240) 744-1150.

Will other matters be voted on at the annual meeting?

We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

May I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•       filing a written revocation with our corporate secretary, c/o DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817;

•       submitting a new proxy by telephone, Internet or proxy card after the date of the previously submitted proxy; or

•       appearing in person and voting by ballot at the annual meeting.

Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

For your review, our 2005 annual report, including a copy of our annual report filed with the SEC on Form 10-K and financial statements for the fiscal year ended December 31, 2005, is being mailed to stockholders concurrently with this proxy statement. Although our annual report is not part of the proxy solicitation material, we recommend that you review our 2005 annual report prior to voting.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors and Its Committees

Board of Directors.   We are managed under the direction of our Board of Directors (the “Board of Directors”). Each of the six directors stands for election annually.

Director Independence.   Our Board of Directors has a policy that a majority of our directors must be independent. In order to qualify as an “independent director” under independence standards, a director may not have a material relationship with us. In addition, directors must also be “independent” within the meaning of the New York Stock Exchange’s requirements, or the NYSE Corporate Governance Rules.
A director is not considered independent if, within the past three years:

•       the director was employed by our Company (except on an interim basis);

•       an immediate family member of the director was an officer of our Company;

•       the director or an immediate family member was affiliated with or employed by our internal or external auditors;

•       the director or an immediate family member was employed by a company when a present officer of our Company sat on that company’s compensation committee;

•       the director or an immediate family member received, during any 12-month period, more than $100,000 in compensation from our Company, other than director or committee fees or deferred compensation; or

•       the director is an employee, or an immediate family member is an executive officer, of a company that makes payments to or receives payments from our Company which exceed the greater of
$1 million or 2% of that company’s consolidated gross revenue over one fiscal year.

In addition, our Board of Directors considers, among other factors, whether the director, or an organization with which the director is affiliated, has entered into any commercial, consulting, or similar contracts with our Company; whether the director receives any compensation or other fees from our Company, other than the director fees described below under “Compensation of Directors”; and whether we and/or any of our affiliates make substantial contributions to tax-exempt organizations with which the director, or the director’s spouse, is affiliated.

Our Board of Directors has determined that each of our four non-management directors are “independent” directors for the purposes of the NYSE Corporate Governance Rules. These four directors comprise a majority of our six-member Board of Directors.

Meetings.   Our Board of Directors met eight times during 2005. Each of our directors attended at least 75% of the meetings of our Board of Directors and 75% of the meetings of the committees of our Board of Directors on which the director served (during the periods that he or she served). We expect each of our directors to attend our annual meeting of stockholders in person unless doing so would be impracticable due to unavoidable conflicts. In 2005 while we were still a privately-held company, Messrs. Altobello, Grafton, McCarten and Williams attended our first annual meeting of stockholders.

Directors who qualify as being “non-management” within the meaning of the NYSE Corporate Governance Rules meet on a regular basis in executive sessions without management participation. The executive sessions occur after each regularly scheduled meeting of our entire Board of Directors and at such other times that our non-management directors deem appropriate. Each director has the right to call an executive session. The executive sessions are chaired by Mr. Grafton, the lead director of our Board of Directors.

Committees.   Our Board of Directors has established an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee and has adopted written charters for each committee. A copy of each of our Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter is available on our website at http://www.drhc.com under the heading “Corporate Governance” and subheading “Committee Charters.”  These charters are also available in print to any stockholder upon written request addressed to Investor Relations, c/o DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817. In addition, the charter of our Audit Committee is attached hereto as Exhibit A.

The chart below shows the membership of each of these committees.

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Daniel J. Altobello	X	X, C	X
W. Robert Grafton	X, C	X
Maureen J. McAvey	X		X
Gilbert T. Ray		X	X, C

X=Committee member, C=Chair

Our Board of Directors may from time to time establish special or standing committees to facilitate the management of DiamondRock or to discharge specific duties delegated to the committee by our full Board of Directors.

Audit Committee.   Our Audit Committee is comprised of Daniel J. Altobello, W. Robert Grafton and Maureen L. McAvey. Mr. Grafton serves as the chairperson of our Audit Committee. Each member of our Audit Committee is “independent” as that term is defined by the SEC and NYSE. Mr. Altobello currently serves on the audit committees of three other public companies. The Board of Directors has determined that such service does not impair the ability of Mr. Altobello to effectively serve on the committee. The Report of the Audit Committee is included in this Proxy Statement. Our Audit Committee met four times during 2005.

Our Board of Directors determined that each of Mr. Grafton and Mr. Altobello qualifies as an “audit committee financial expert” as such term is defined in the rules of the SEC. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated or identified as an audit committee financial expert will not be deemed an “expert” for purposes of federal securities laws. In addition, such designation or identification does not impose on such person any duties, obligations or liabilities that are greater than those imposed on such person as a member of the Audit Committee or Board of Directors in the absence of such designation or identification and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

Our Audit Committee, pursuant to its written charter, assists our Board of Directors in its oversight of (i) our accounting and financial reporting processes; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications, independence and performance of our independent auditors; and (v) the performance of our internal audit function. Our Audit Committee, among other things, also:

•       is responsible for the appointment, retention and termination of our independent auditors and determines the compensation of our independent auditors;

•       annually evaluates the independent auditors’ qualifications, performance and independence;

•       has sole authority to approve in advance all audit, internal control-related and non-audit services by our independent auditors, the scope and terms thereof, and the fees therefor;

•       sets policies with respect to the potential hiring of current or former employees of the independent auditor;

•       meets at least quarterly with our senior executive officers, internal auditors and our independent auditors in separate executive sessions;

•       annually reviews and assesses the adequacy of our Audit Committee charter and recommends to our Board of Directors any amendments or modifications to our Audit Committee charter that our Audit Committee deems appropriate; and

•       annually evaluates the performance of our Audit Committee and reports the results of such an evaluation to our Board of Directors.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is comprised of three independent directors, Daniel J. Altobello, Maureen L. McAvey and Gilbert T. Ray. Mr. Ray serves as the chairperson of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee, pursuant to its written charter, is responsible for, among other things:

•       identifying and recommending qualified individuals to become members of our Board of Directors;

•       recommending to our Board of Directors criteria for membership on our Board of Directors and committee membership, including any specific minimum qualifications;

•       recommending to our Board of Directors the directors for appointment to committees of our Board of Directors;

•       developing and recommending to our Board of Directors a set of corporate governance guidelines and policies and a code of ethics, and periodically reviewing and recommending any changes to such guidelines and code;

•       overseeing the annual performance evaluation of our Board of Directors;

•       establishing policies for the identification and consideration of director candidates recommended by stockholders or securityholders;

•       reviewing and assessing our Nominating and Corporate Governance Committee Charter and submitting proposed changes to our Board of Directors; and

•       performing an annual performance evaluation of our Nominating and Corporate Governance Committee and reporting the results to our Board of Directors.

Compensation Committee.   Our Compensation Committee is comprised of three independent directors, Daniel J. Altobello, W. Robert Grafton and Gilbert T. Ray. Mr. Altobello serves as the chairperson of our Compensation Committee. The Compensation Committee, pursuant to its written charter, among other things:

•       reviews and approves or makes recommendations to our Board of Directors with respect to the compensation for our executive officers and non-employee directors;

•       reviews and approves or makes recommendations to our Board of Directors with respect to our incentive-based and equity-based plans; and

•       reviews and assesses the adequacy of the Compensation Committee charter and submits proposed changes to our Board of Directors.

The Compensation Committee also reviews and approves corporate goals and objectives relevant to chief executive officer compensation, evaluates the chief executive officer’s performance in light of those goals and objectives, and determines and approves the chief executive officer’s compensation levels based on its evaluation. Our Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the chief executive officer or other executive officer compensation. The Report of the Compensation Committee is included in this Proxy Statement.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or our Code of Ethics, relating to the conduct of our business by our employees, executive officers and directors. Day-to-day responsibility for administering and interpreting our Code of Ethics has been delegated by our Board of Directors to Mr. Schecter, the compliance officer and our general counsel. Our Code of Ethics generally provides, among other things, that our directors, executive officers and employees must:

•       not engage in any unlawful activity in conducting our business;

•       protect our assets that are entrusted to them and take steps to ensure that our assets are used only for legitimate business purposes;

•       not divert corporate opportunities that are discovered through the use of our property or information to himself or herself unless that opportunity has first been presented to, and rejected by, us;

•       not use our property or information for his or her improper personal gain;

•       not compete with us;

•       not disclose or distribute our confidential information, except when such disclosure is authorized by us or required by law; and

•       deal ethically and lawfully with our customers, suppliers, competitors and employees.

Our Code of Ethics also contains compliance procedures, allows for the anonymous reporting of a suspected violation of our Code of Ethics and specifically forbids retaliation against any executive officer or employee who reports suspected misconduct in good faith. The provisions of our Code of Ethics may only be waived or amended by our Board of Directors or, if permitted, a committee of our Board of Directors. Such waivers or amendments must be promptly disclosed to our stockholders. We intend to disclose any amendments to our Code of Ethics, as well as any waivers for executive officers, on our website.

A copy of the Code of Ethics is available on our website at http://www.drhc.com under the heading “Corporate Governance” and subheading “Corporate Governance Overview.”  We intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE Corporate Governance Rules. A copy of this Code is also available in print to any stockholder upon written request addressed to Investor Relations, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817.

In addition, our Board of Directors adopted Corporate Governance Guidelines, a copy of which is also available on our website at http://www.drhc.com under the heading “Corporate Governance” and subheading “Corporate Governance Overview.”  Our Corporate Governance Guidelines are also available in print to any stockholder upon written request addressed to Investor Relations, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817.

Conflicts of Interest

Our Code of Ethics also contains a conflicts of interest policy to reduce potential conflicts of interest. Our conflicts of interest policy provides that any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest should be reported promptly to the compliance officer, who must then notify our Board of Directors or a committee of our Board of Directors. Actual or potential conflicts of interest involving a director, executive officer or the compliance officer should be disclosed directly to our chairman of our Board of Directors and the chairperson of our Nominating and Corporate Governance Committee. A “conflict of interest” occurs when a director’s, executive officer’s or employee’s personal interest interferes with our interests. In general, this means that our directors, executive officers and employees must avoid situations that present a potential or actual conflict between their personal interests and our interests. However, we cannot assure you that this policy will be successful in eliminating the influence of these potential conflicts.

Maryland law provides that a contract or other transaction between a corporation and any of the corporation’s directors or any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director’s vote was counted in favor of the contract or transaction, if:

•       the fact of the common directorship or interest is disclosed to our board or a committee of our board, and our board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•       the fact of the common directorship or interest is disclosed to stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote on the matter, other than votes of stock owned of record or beneficially by the interested director, corporation, firm or other entity; or

•       the contract or transaction is fair and reasonable to the corporation.

Legal Proceedings

We are not a party to any material pending legal proceedings, including any material proceedings to which any of our directors, officers, affiliates, stockholders or any of their associates is an adverse party to us.

Consideration of Director Nominees

Securityholder Recommendations.   Our Nominating and Corporate Governance Committee’s current policy is to review and consider any director candidates who have been recommended by securityholders in compliance with the procedures established from time to time by our Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates must be submitted to our Corporate Secretary at DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, who will forward all recommendations to our Nominating and Corporate Governance Committee. We did not receive any securityholder recommendations for director candidates for election at our 2006 annual meeting in compliance with the procedures set forth below. All securityholder recommendations for director candidates for election at our 2007 annual meeting of stockholders must be submitted to our Corporate Secretary on or before December 1, 2006 and must include the following information:

•       the name and address of record of the securityholder;

•       a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•       the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•       a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board of Directors membership as approved by our Board of Directors from time to time;

•       a description of all arrangements or understandings between the securityholder and the proposed director candidate;

•       the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•       any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Board of Directors Membership Criteria.   Our Board of Directors has established criteria for Board of Directors membership. These criteria include the following specific, minimum qualifications that our Nominating and Corporate Governance Committee believes must be met by a nominee for a position on our Board of Directors, including the nominee shall:

•       have the highest personal and professional integrity;

•       have demonstrated exceptional ability and judgment; and

•       be most effective, in conjunction with the other nominees to our Board of Directors, in collectively serving the long-term interests of the stockholders.

In addition to the minimum qualifications for each nominee set forth above, our Nominating and Corporate Governance Committee will recommend director candidates to the full Board of Directors for nomination, or present director candidates to the full Board of Directors for consideration, to help ensure that:

•       a majority of our Board of Directors shall be “independent” as defined by the NYSE Rules;

•       each of its Audit, Compensation and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors; and

•       at least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Identifying and Evaluating Nominees.   Our Nominating and Corporate Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, our chairman and chief executive officer, other executive officers, third-party search firms, or any other source it deems appropriate.

Our Nominating and Corporate Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a securityholder in compliance with our Nominating and Corporate Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications for Board of Directors membership approved by our Board of Directors, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence and the needs of our Board of Directors. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, our Nominating and Corporate Governance Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a securityholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Communications with our Board of Directors

If you wish to communicate with any of our directors or our Board of Directors as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of DiamondRock Hospitality Company], c/o Corporate Secretary, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817.

If you wish to contact our Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Chairman of the Audit Committee of DiamondRock Hospitality Company, c/o Corporate Secretary, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817. You are welcome to make any such reports anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of DiamondRock Hospitality Company, c/o Corporate Secretary, DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Officer will be forwarded by the Compliance Officer promptly to the addressee(s).

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Six directors will be elected at our 2006 annual meeting of stockholders to serve until our 2007 annual meeting of stockholders. All directors are to hold office until our 2007 annual meeting or until their respective successors shall be duly elected.

Each nominee to be a director was recommended by our Nominating and Corporate Governance Committee which considered a number of factors, including the criteria for Board of Directors membership approved by our Board of Directors, and then nominated by our Board of Directors. Each of the nominees is a current member of our Board of Directors. The nominees are Daniel J. Altobello, W. Robert Grafton, Maureen L. McAvey, William W. McCarten, Gilbert T. Ray and John L. Williams.

Our Board of Directors anticipates that the nominees will serve, if elected, as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

Vote Required

Directors are elected by a plurality of the votes cast by proxy and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether there is a quorum present.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at our 2006 annual meeting and the executive officers who are not directors, based on information furnished to us by each nominee and executive officer as of March 1, 2006.

Certain information regarding our directors and senior executive officers is set forth below.

Name	Age	Position
William W. McCarten	57	Chairman of the Board of Directors, Chief Executive Officer and Director
John L. Williams	54	President, Chief Operating Officer and Director
Daniel J. Altobello*(1)(2)(3)	65	Director
W. Robert Grafton*(1)(2)(4)	64	Lead Director
Gilbert T. Ray*(2)(3)	61	Director
Maureen L. McAvey*(1)(3)	59	Director
Mark W. Brugger	36	Executive Vice President, Chief Financial Officer and Treasurer
Michael D. Schecter	41	General Counsel and Secretary
Sean M. Mahoney	34	Chief Accounting Officer and Corporate Controller

*                    Independent Director

(1)          Member of our Audit Committee.

(2)          Member of our Compensation Committee.

(3)          Member of our Nominating and Corporate Governance Committee.

(4)          Mr. Grafton serves as our Lead Director.

The following is a summary of certain biographical information concerning our nominees and senior executive officers:

Nominees

William W. McCarten is our Chairman of the Board of Directors, Chief Executive Officer and a member of our Board of Directors. Mr. McCarten worked for the Marriott Corporation, or Marriott International, Inc., and its related entities for over twenty-five years and retired from Marriott in January 2004. From 2001 to 2003, Mr. McCarten served as President of the Marriott Services Group within Marriott International, Inc. From 1995 to 2000, Mr. McCarten served as the Chief Executive Officer of HMSHost Corporation, formerly Host Marriott Services Corporation, a publicly held developer and operator of restaurant and retail concessions in travel and entertainment venues listed on the New York Stock Exchange. In addition, Mr. McCarten served as non-executive Chairman of HMSHost Corporation from 2000 to 2001. As Chief Executive Officer of HMSHost Corporation, Mr. McCarten oversaw the spin-off of that company from Host Marriott Corporation through its merger with Autogrill, S.P.A. From 1993 to 1995, Mr. McCarten was Executive Vice President and Operating Group President of Host Marriott Corporation. Mr. McCarten was President—Host and Travel Plazas for the Marriott Corporation from 1992 to 1993 and served as Executive Vice President—Host and Travel Plazas from 1991 to 1992. From 1986 to 1991, Mr. McCarten was Senior Vice President, Finance and Corporate Controller of Marriott Corporation. From 1979 to 1986, Mr. McCarten served in various executive positions at Marriott. Prior to joining Marriott, Mr. McCarten was an accountant with Arthur Andersen & Co. from 1970 to 1979. Mr. McCarten received his B.S. in Accounting from the McIntire School of Commerce at the University of Virginia in 1970, and he served on the Advisory Board of the McIntire School from 1981 to 1996.

John L. Williams serves as our President and Chief Operating Officer and is a member of our Board of Directors. Mr. Williams worked for the Marriott Corporation, or Marriott International, Inc., and its

related entities for over twenty-five years. Mr. Williams most recently served as Executive Vice President of North American Hotel Development for Marriott International. From 1993 to 2004, Mr. Williams served as Senior and Executive Vice President of Development. From 1991 to 1992, Mr. Williams, while on a leave of absence from Marriott, served as the Chief Acquisition Executive for Lodging Opportunities, the initial lodging fund sponsored by the Thayer organization. From 1982 to 1990, Mr. Williams was Vice President of Hotel Development, where he was responsible for the development of Marriott hotels in the western United States (1982-1985) and the northeastern United States (1984-1990). Mr. Williams was a Director of Feasibility from 1980 to 1982. Prior to joining the Marriott Corporation in 1980, Mr. Williams was a senior consultant with Laventhal and Horwath. Mr. Williams received a BS/BA from Denver University with a major in Hotel and Restaurant Management and B.A. in American Studies from Denver University in 1973. In addition, Mr. Williams performed graduate coursework at the University of Missouri at Kansas City with a concentration in finance.

Daniel J. Altobello is a member of our Board of Directors. Mr. Altobello has been Chairman of Altobello Family LP since 1991. Mr. Altobello also served as chairman of the board of directors of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/SKY Chefs from 1995 to 2001. From 1989 to 1995, Mr. Altobello was the Chairman, Chief Executive Officer and President of Caterair International Corporation. He currently serves on the board of directors of JER Investors Trust, Inc., MESA Air Group, World Airways, Inc., Friedman, Billings, Ramsey Group, Inc. and Media Bay, Inc. In addition, Mr. Altobello serves on the Advisory Board of Thayer Capital Partners and on the boards of two non-reporting companies, Associated Asphalt and Mercury Air Group.

W. Robert Grafton is a member of our Board of Directors and serves as our Lead Director. Mr. Grafton is a retired certified public accountant. He retired from Andersen Worldwide S.C. in 2000. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. Mr. Grafton joined Arthur Andersen in 1963 and was elected a member of the Board of Partners of Andersen Worldwide in 1991. Mr. Grafton was elected Chairman of the Board of Partners in 1994 and served as Managing Partner—Chief Executive from 1997 through 2000. Mr. Grafton serves on the board of directors of Carmax Inc., a publicly traded company listed on the New York Stock Exchange, where he also serves as Chairman of the Audit Committee.

Maureen L. McAvey is a member of our Board of Directors. Ms. McAvey has been a Senior Resident Fellow and ULI/Klingbeil Family Chair for Urban Development at the Urban Land Institute (“ULI”) in Washington, DC since 2001. ULI is a premier research and education organization within the real estate and land use industry. Ms. McAvey was a member of the board of trustees of ULI from 1995 to 2001. Prior to joining ULI, from 1998 to 2001, Ms. McAvey was Director, Business Development, for Federal Realty Investment Trust, an owner and manager of retail developments and mixed-use developments and a publicly traded company listed on the New York Stock Exchange. Ms. McAvey also has served as the Director of Development for the City of St. Louis, a cabinet level position in the Mayor’s office and she was Executive Director of the St. Louis Development Corporation. Prior to working for the city of St. Louis, Ms. McAvey led the real estate consulting practices in Boston for Deloitte & Touche and Coopers & Lybrand. Ms. McAvey directed the west coast operations of Carley Capital Group, a national development firm and also has experience as a private developer. Ms. McAvey holds two master’s degrees, one from the University of Minnesota and one from the Kennedy School of Government, Harvard University.

Gilbert T. Ray is a member of our Board of Directors. Mr. Ray was a partner in the law firm of O’Melveny & Myers LLP until his retirement in 2000. He practiced corporate law for almost three decades, and has extensive experience with corporate and tax exempt transactions, as well as international finance. Mr. Ray is a member of the board of directors of Advance Auto Parts, Inc., Watson Wyatt & Company Holdings and IHOP Corp., each a publicly traded company listed on the New York Stock Exchange. In addition, Mr. Ray is a member of the board of directors of Automobile Club of Southern

California and Sierra Monolithics, Inc. Mr. Ray is also a trustee of SunAmerica Series Trust, Seasons Series Fund, The John Randolph Haynes and Dora Haynes Foundation, and St. John’s Health Center Foundation.

Senior Executive Officers

Mark W. Brugger serves as our Executive Vice President, Chief Financial Officer and Treasurer. Previously, Mr. Brugger served as Vice President—Project Finance for Marriott International, Inc., from 2000 to 2004. From 2001 to 2004, Mr. Brugger also served as Chief Executive Officer of Synthetic Fuel Enterprises, a wholly-owned subsidiary of Marriott International, Inc. with annual revenues in excess of $300 million. From 1997 to 2000, Mr. Brugger served as Vice President—Investment Sales of Transwestern Commercial Services, formerly the Carey Winston Company. From 1995 to 1997, Mr. Brugger was the Land Development Director for Coscan Washington, Inc. Mr. Brugger received a Juris Doctorate from American University School of Law in 1995 and a B.A. from the University of Maryland at College Park in 1992.

Michael D. Schecter serves as our General Counsel and Secretary. Previously, Mr. Schecter served as Senior Counsel of Marriott International, Inc., from 1998 to 2004. From 1991 to 1998, Mr. Schecter was an associate at Sullivan & Cromwell in their Washington, D.C. and Melbourne, Australia offices. From 1990 to 1991, Mr. Schecter served as a law clerk to the Honorable Frank M. Johnson, Jr. of the United States Court of Appeals for the Eleventh Circuit. Mr. Schecter received a Juris Doctorate from Cornell Law School in 1990 and a B.A. from Bates College in 1986.

Sean M. Mahoney serves as our Chief Accounting Officer and Corporate Controller. Previously, Mr. Mahoney served as a senior manager with Ernst & Young LLP in McLean Virginia. During 2002 and 2003 Mr. Mahoney served as a Director in the Dublin, Ireland audit practice of KPMG. From 1993 to 2001, Mr. Mahoney worked in the audit practice of Arthur Andersen LLP. Mr. Mahoney is a member of the American Institute of Certified Public Accountants and is a Virginia C.P.A. Mr. Mahoney received a B.S. from Syracuse University in 1993.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT AUDITORS

Our Audit Committee has unanimously selected KPMG LLP as DiamondRock’s independent auditor for the current fiscal year, and our Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of our Audit Committee, require DiamondRock’s independent auditor to be engaged, retained, and supervised by our Audit Committee, our Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice. Representatives of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as independent auditors of DiamondRock for 2006.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The table below shows the amount of our common stock beneficially owned as of March 1, 2006 by (i) each director and nominee for director, (ii) our chairman and chief executive officer and the four other most highly compensated executive officers of our Company each of whose compensation exceeded $100,000 during the fiscal year ended December 31, 2005 (the “named executive officers”); (iii) all of our directors, director nominees and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock (the “5% Holders”).

The number of common shares “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (i) any shares as to which the person or entity has sole or shared voting power or investment power and (ii) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 1, 2006, including any shares which could be purchased by the exercise of options at or within 60 days after March 1, 2006.

Under the relevant SEC rules, each executive officer of our Company may vote his or her unvested shares of restricted stock so they are deemed to be “beneficially owned” by the relevant executive officer. However, the executive officers have no right to vote the shares of common stock underlying the deferred stock units, as such deferred stock units merely represent our unsecured obligation to deliver such underlying shares in the future, thus such underlying shares are not deemed to be “beneficially owned” by the relevant executive officer.

	Beneficial Ownership
Name of Beneficial Owner	Number		Percent(1)
Directors and named executive officers:
William W. McCarten**	325,100	(2)	*
Daniel J. Altobello**	13,500		*
W. Robert Grafton**	11,500		*
Maureen L. McAvey**	8,500		*
Gilbert T. Ray**	8,500		*
John L. Williams**	240,000	(3)	*
Mark W. Brugger**	175,000	(4)	*
Michael D. Schecter**	85,000	(5)	*
Sean M. Mahoney**	15,000	(6)	*
Directors and named executive officers as a group (9 persons)	882,100		1.7%
5% Holders:
Marriott Hotel Services, Inc.	4,428,571	(7)	8.6%
Capital Growth Management LP	3,679,000	(8)	7.1%
Wellington Management Co. LLP	3,811,900	(9)	7.3%
Lord Abbett Research Fund, Inc. Small Cap Value Series	3,856,311	(10)	7.5%
Cohen & Steers Capital Management, Inc.	3,672,800	(11)	7.1%

*                    Represents less than 1% of the number of shares of common stock outstanding.

**             The address of such person is c/o DiamondRock Hospitality Company, 6903 Rockledge Drive, Bethesda, MD 20817.

(1)          Calculated using 51,566,864 shares of common stock outstanding as of March 1, 2006, which includes all unvested shares of restricted stock but, in accordance with the SEC’s rules, it does not include the shares of common stock underlying the deferred stock units issued to the executive officers in connection with our initial public offering. There were no additional adjustments required by Rule 13d-3(d)(i) of the Exchange Act as no executive officer or director has any right to acquire shares within 60 days in a manner similar to those rights set forth in Rule 13d-3(d)(i) of the Exchange Act.

(2)          In addition to the 100,100 shares of our common stock that Mr. McCarten purchased from us directly at the same price and at the same time as investors in our July 2004 private placement, such shares include 225,000 shares of restricted stock granted to Mr. McCarten under our equity incentive plan. Subject to continued service with us, the restrictions on the restricted stock will lapse pursuant to the following schedule: two-thirds of the restricted shares shall vest on August 1, 2006 and the remaining one-third shall vest on July 7, 2007. In accordance with the SEC rules, this does not include our obligation to deliver 112,500 shares of common stock underlying the deferred stock units issued to Mr. McCarten in connection with our initial public offering.

(3)          In addition to the 30,000 shares of our common stock that Mr. Williams purchased from us directly at the same price and at the same time as investors in our July 2004 private placement, such shares include 210,000 shares of restricted stock granted to Mr. Williams under our equity incentive plan. Subject to continued service with us, the restrictions on the restricted stock will lapse pursuant to the following schedule: two-thirds of the restricted shares shall vest on August 1, 2006 and the remaining one-third shall vest on July 7, 2007. In accordance with the SEC rules, this does not include our obligation to deliver 105,000 shares of common stock underlying the deferred stock units issued to Mr. Williams in connection with our initial public offering.

(4)          In addition to the 10,000 shares of our common stock that Mr. Brugger purchased from us directly at the same price and at the same time as investors in our July 2004 private placement, such shares include 165,000 shares of restricted stock granted to Mr. Brugger under our equity incentive plan. Subject to continued service with us, the restrictions on the restricted stock will lapse pursuant to the following schedule: two-thirds of the restricted shares shall vest on August 1, 2006 and the remaining one-third shall vest on July 7, 2007. In accordance with the SEC rules, this does not include our obligation to deliver 82,500 shares of common stock underlying the deferred stock units issued to Mr. Brugger in connection with our initial public offering.

(5)          In addition to the 10,000 shares of our common stock that Mr. Schecter purchased from us directly at the same price and at the same time as investors in our July 2004 private placement, such shares include 75,000 shares of restricted stock granted to Mr. Schecter under our equity incentive plan. Subject to continued service with us, the restrictions on the restricted stock will lapse pursuant to the following schedule: two-thirds of the restricted shares shall vest on August 1, 2006 and the remaining one-third shall vest on July 7, 2007. In accordance with the SEC rules, this does not include our obligation to deliver 57,500 shares of common stock underlying the deferred stock units issued to Mr. Schecter in connection with our initial public offering.

(6)          Includes 15,000 shares of restricted stock granted to Mr. Mahoney under our equity incentive plan. Subject to continued service with us, the restrictions on the restricted stock will lapse pursuant to the following schedule: two-thirds of the restricted shares shall vest on August 1, 2006 and the remaining one-third shall vest on July 7, 2007. In accordance with the SEC rules, this does not include our obligation to deliver 25,000 shares of common stock underlying the deferred stock units issued shares of deferred stock promised to Mr. Mahoney in connection with our initial public offering.

(7)          Based solely on information contained in a Schedule 13G jointly filed by Marriott Hotel Services, Inc. and Marriott International, Inc. with the SEC on June 6, 2005. The address of both Marriott Hotel Services, Inc. and Marriott International, Inc. is 10400 Fernwood Road, Bethesda, Maryland 20817. Marriott Services, Inc. and Marriott International, Inc. share dispositive power and voting power with respect to these shares.

(8)          Based solely on information contained in a Schedule 13G filed by Capital Growth Management Limited Partnership with the SEC on February 9, 2006. The address for Capital Growth Management Limited Partnership is One International Place, Boston, Massachusetts 02110. Capital Growth Management Limited Partnership has sole voting power and shared dispositive power with respect to these shares.

(9)          Based solely on information contained in a Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 14, 2006. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP has shared voting power with respect to 2,510,000 and shared dispositive power with respect to 3,783,400 shares. Wellington Management Company, LLP does not have sole voting power or sole dispositive power with respect to any of these shares.

(10)   Based solely on information contained in a Schedule 13G filed by Lord, Abbett & Co. LLC with the SEC on February 1, 2006. The address for Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302. Lord, Abbett & Co. LLC has sole voting power and sole dispositive power with respect to these shares.

(11)   Based solely on information contained in a Schedule 13G jointly filed by Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. with the SEC on February 10, 2006. The address of both Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017. Each of Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. has sole voting power with respect to 3,597,200 shares and sole dispositive power with respect to 3,672,800 shares. Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. do not shared voting power or shared dispositive power with respect to any of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). Our officers and directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied except the two sets of  reports that were due by each of our executive officers in connection with the dividend re-investment feature of the deferred common stock. In January 2006, we realized that this dividend re-investment feature did not qualify for the dividend reinvestment exemption contained in the Form 4 filing requirement, so we filed, on a delayed basis, the Form 4s for each executive officer for each of the two dividends paid in 2005.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Cash Compensation.   As compensation for serving on our Board of Directors in 2005, each of our non-employee directors received an annual fee of $20,000 and an additional fee of $1,500 for each meeting of our Board of Directors or of one of its committees that they attended. For attendance at each telephonic meeting, each of our non-employee directors received $750. Committee chairpersons received an additional $5,000 annual fee, with the exception of our Audit Committee chairperson, who received an additional $15,000 annual fee. Committee chairpersons were paid an additional $1,000 per committee meeting that they chaired. Our Lead Director received an additional $10,000 annual fee. Directors who are also employees are not separately compensated for services as a director.

Equity Compensation.   Each of our non-employee directors received a grant of 5,000 unrestricted shares of common stock in connection with the completion of our July 2004 private placement and 2,500 unrestricted shares of common stock in connection with the completion of our initial public offering. In addition, each of our non-employee directors received 1,000 unrestricted shares of common stock for his or her service on our Board of Directors in 2005.

Expenses and Perquisites.   We reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings. In addition, each of the six members of our Board of Directors holds a Marriott Platinum 5-Star Card, which entitles the board member, and their guests, to unlimited lodging, meals, parking and certain other expenses at all hotels and resorts managed or franchised by Marriott. We reimburse the director for all expenses incurred on these Marriott Platinum 5-Star Cards and all of such reimbursement was considered taxable income to the member who stayed at the hotel or resort. We have a policy of not reimbursing any director for any amounts above $10,000 per year that are charged on the Marriott Platinum 5-Star Card. In 2005, we reimbursed Mr. McCarten for $3,156, Mr. Altobello for $1,833 and Mr. Ray for $932, for charges incurred on their respective Marriott Platinum 5-Star Cards.

Compensation Changes in 2006.   In 2006, following an extensive review of compensation practices among comparable public real estate investment companies, our Board of Directors approved changes to non-employee director compensation that include the elimination of  (i) the additional $1,000 fee paid to committee chairpersons for each committee meeting that they chair and (ii) the annual grant of 1,000 unrestricted shares of our common stock. In lieu of receiving the annual grant of 1,000 unrestricted shares, each non-employee director will receive shares of deferred common stock with a market value of $25,000 (with the market value of those shares being determined based on the closing sale price of our common stock at the time such shares are issued). These shares are fully-vested at grant, but will not be distributed until three years from the date of grant. In addition, our Board of Directors voted to approve the grant of common stock with a market value of $50,000 to any future directors on the date they are first elected or appointed to our Board of Directors.

The following chart summarizes the fees paid to our non-management directors in 2005 (Messrs. McCarten and Williams receive no separate compensation for being members of our
Board of Directors):

	Annual Fee for Board Membership	Attendance Fees for Board Meetings	Annual Fee for Committee Chairs & Lead Director	Attendance Fees for Committee Meetings	Annual Stock Grant (1)	Special IPO Stock Grant (1)	5-Star Perquisite Value	Total Amounts Paid
W. Robert Grafton (Lead Director & Audit Committee Chairperson)	$20,000	$10,500	$25,000	$16,750	$11,700	$26,250	—	$110,200
Daniel J. Altobello (Compensation Committee Chairperson)	$20,000	$10,500	$5,000	$19,750	$11,700	$26,250	$1,833	$95,033
Maureen L. McAvey (Director)	$20,000	$10,500	$0	$10,500	$11,700	$26,250	—	$78,950
Gilbert T. Ray (Nomination and Governance Committee Chairperson)	$20,000	$10,500	$5,000	$13,250	$11,700	$26,250	$932	$87,632

(1)             The value of the stock granted to the directors is equal to the closing sale price of our common stock on the NYSE on the date that such stock was granted.

Stock Ownership Guideline.   Our Board of Directors requires each independent director to acquire and at all times thereafter own 11,000 shares of common stock within five years of first being elected to our Board of Directors.

Executive Compensation

The following table sets forth the compensation paid for 2004 and 2005 to the Chairman of our Board of Directors and Chief Executive Officer and each of the four other named executive officers.

Summary Compensation Table

					Long-Term
			Annual Compensation		Compensation Awards
						Restricted Stock/
					Securities	Deferred Stock	All Other
					Underlying	Unit Awards	Compensation
Name and Principal Position	Year		Salary($)	Bonus($)	Options(#)	($)(2)	($)(3)
William W. McCarten	2005		500,000	612,500	—	1,181,250	27,997
Chairman and Chief	2004	(1)	250,000	293,750	—	2,250,000	—
Executive Officer (5)
John L. Williams	2005		400,000	390,000	—	1,102,500	18,000
President and Chief	2004	(1)	200,000	188,000	—	2,100,000	—
Operating Officer (6)
Mark W. Brugger	2005		239,112	179,335	—	866,250	16,215
Executive Vice President and	2004	(1)	117,500	82,838	—	1,650,000	—
Chief Financial Officer (7)
Michael D. Schecter	2005		218,762	164,072	—	603,750	8,751
General Counsel and	2004	(1)	107,500	80,625	—	750,000	—
Corporate Secretary (8)
Sean M. Mahoney.	2005		142,041	49,715	—	262,500	8,316
Chief Accounting Officer and	2004	(1)	58,333	19,602	—	150,000	30,000 (4)
Corporate Controller (9)

(1) The amounts for 2004 salary and bonus are for the partial year from our inception in May 2004 until December 31, 2004, except for the amounts for Mr. Mahoney, which are for the partial year from August 1, 2004 until December 31, 2004. The employment agreement for each of Messrs. McCarten, Williams, Brugger and Schecter, and the letter of employment for Mr. Mahoney, do not provide for a minimum or target bonus, and any bonus paid is at the sole discretion of our Compensation Committee.

(2)          The 2004 restricted stock awards originally vested in equal installments over a three-year period. These awards were amended to provide that none of such stock vested in the first year, two-thirds of such stock will vest on August 1, 2006 and the remaining third will vest on July 7, 2007. Any dividends will be paid to the holders of restricted stock awards. Amounts set forth in the column represent the grant-date value of the restricted stock/deferred stock unit awards. In 2005, the executives received only deferred stock units, which are fully vested, but will not be distributed until the fifth anniversary of their issuance. All dividends on the deferred stock units are “re-invested” with the executives being credited with an additional number of deferred stock units that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares.

(3)          2005 other compensation represents the employer safe harbor 401(k) match and reimbursement of certain compensatory payments to the officers, including reimbursement of tax return preparation fees, annual medical examination costs and use of the Five Star cards discussed under the caption “Director Compensation.”

(4)          This amount represents a bonus paid to Mr. Mahoney in connection with the commencement of his employment.

(5)          Mr. McCarten held 339,510 shares of restricted stock and deferred stock units as of December 31, 2005. The fair value of these shares and units as of December 31, 2005 was $4,060,540. The deferred stock units were 100% vested at the completion of our initial public offering. We do not pay current dividends on the shares underlying the deferred stock units, instead the dividends are effectively “re-invested” as each of the executive officers are credited with an additional number of deferred stock units that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares (2005 dividends of $23,130 were  re-invested in 2,010 additional deferred stock units). In addition to the re-invested dividends, Mr. McCarten received dividends on unvested restricted stock in 2005 of $46,148 that are excluded from the table above.

(6)          Mr. Williams held 316,876 shares of restricted stock and deferred stock units as of December 31, 2005. The fair value of these shares and units as of December 31, 2005 was $3,789,837. The deferred stock units were 100% vested at the completion of our initial public offering. We do not pay current dividends on the shares underlying the deferred stock units, instead the dividends are effectively “re-invested” as each of the executive officers are credited with an additional number of shares that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares (2005 dividends of $21,588 were  re-invested in 1,876 additional deferred stock units). In addition to the re-invested dividends, Mr. Williams received dividends on unvested restricted stock in 2005 of $43,071 that are excluded from the table above.

(7)          Mr. Brugger held 248,974 shares of restricted stock and deferred stock units as of December 31, 2005. The fair value of these shares and units as of December 31, 2005 was $2,977,729. The deferred stock units were 100% vested at the completion of our initial public offering. We do not pay current dividends on the shares underlying the deferred stock units, instead the dividends are effectively “re-invested” as each of the executive officers are credited with an additional number of shares that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares (2005 dividends of $16,962 were  re-invested in 1,474 additional deferred stock units). In addition to the re-invested dividends, Mr. Brugger received dividends on unvested restricted stock in 2005 of $33,842 that are excluded from the table above.

(8)          Mr. Schecter held 133,527 shares of restricted stock and deferred stock units as of December 31, 2005. The fair value of these shares and units as of December 31, 2005 was $1,596,983. The deferred stock units were 100% vested at the completion of our initial public offering. We do not pay current dividends on the shares underlying the deferred stock units, instead the dividends are effectively “re-invested” as each of the executive officers are credited with an additional number of shares that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares (2005 dividends of $11,822 were  re-invested in 1,027 additional deferred stock units). In addition to the re-invested dividends, Mr. Schecter received dividends on unvested restricted stock in 2005 of $15,383 that are excluded from the table above.

(9)          Mr. Mahoney held 40,447 shares of restricted stock and deferred stock units as of December 31, 2005. The fair value of these shares and units as of December 31, 2005 was $483,746. The deferred stock units were 100% vested at the completion of our initial public offering. We do not pay current dividends on the shares underlying the deferred stock units, instead the dividends are effectively “re-invested” as each of the executive officers are credited with an additional number of shares that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares (2005 dividends of $5,140 were  re-invested in 447 additional deferred stock units). In addition to the re-invested dividends, Mr. Mahoney received dividends on unvested restricted stock in 2005 of $3,077 that are excluded from the table above.

Equity Compensation.   In June 2004, we adopted our 2004 Stock Option and Incentive Plan for the purpose of attracting and retaining our directors, executive officers and other key employees. This equity plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, dividend equivalent rights and other share-based awards. We have reserved 2,000,000 shares of our common stock for the issuance of awards under the equity plan and have issued (or committed to issue) 1,170,333 shares of restricted or deferred common stock. Generally, shares that are forfeited or canceled from awards under the equity plan will become available for future awards.

Under our 2004 Stock Option and Incentive Plan, we have only issued shares of restricted stock or deferred stock units. We have not issued any options to purchase shares of our common stock and do not intend to issue any such options in 2006, as we believe issuing restricted or deferred stock units is a more appropriate method of providing long term incentives for our directors, executive officers and other employees.

In 2004 we issued 690,000 shares of restricted stock to Messrs. McCarten, Williams, Brugger and Schecter in connection with our formation and July 2004 private placement and to Mr. Mahoney upon his commencing employment with us in August 2004. These restricted stock awards originally vested on a three year annual vesting schedule. Each of our executive officers agreed to defer the vesting of the initial tranche for a year. Each of these restricted stock awards were amended to provide that two-thirds of the restricted stock awards will vest on August 1, 2006 and the remaining one-third will vest on July 7, 2007. We pay dividends on both the unvested and vested restricted stock on a current basis.

In 2005, in connection with our initial public offering, we issued 382,500 deferred stock unit awards to our five named executive officers. The deferred stock unit awards are fully vested and represent our promise to issue a number of shares of our common stock upon the earlier of (i) a sales event or (ii) July 2010. These awards are subject to forfeiture should the executive be terminated for cause. We do not pay current dividends on the shares of common stock underlying the deferred stock units, instead the dividends are effectively “re-invested” as each of the executive officers are credited with an additional number of deferred stock units that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares.

A summary of the awards to our named executive officers is set forth below:

	2004 Restricted Stock Awards (1)	2005 Deferred Stock Awards(2)
William W. McCarten	225,000 shares	112,500 units
John L. Williams	210,000 shares	105,000 units
Mark W. Brugger	165,000 shares	82,500 units
Michael D. Schecter	75,000 shares	57,500 units
Sean M. Mahoney	15,000 shares	25,000 units

(1)          In 2004 in connection with our July 2004 private placement, we issued restricted stock to our executives. The 2004 restricted stock awards originally vested in equal installments over a three-year period. These awards were amended to provide that none of such stock vested in the first year, two-thirds of such stock will vest in the second year and the remaining third will vest in the third year. Any dividends will be paid to the holders of restricted stock awards.

(2)          In 2005, the executives received deferred stock units, which are fully vested, but will not be distributed until the fifth anniversary of their issuance or sooner if we undergo a change in control. All dividends on the deferred stock units are “re-invested” with the executives being credited with an additional number of deferred stock units that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares.

The equity plan is administered by our full Board of Directors but it may also be administered by a committee of at least two non-employee directors appointed by our Board of Directors. The administrator of the equity plan has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the equity plan. The administrator may generally delegate to our chief executive officer the authority to grant certain awards under the equity plan to our employees.

All full-time and part-time officers, employees, non-employee directors and other key persons are eligible to participate in the equity plan, subject to the discretion of the administrator.

In the event of a merger, sale or dissolution, or a similar “sale event,” all stock options and stock appreciation rights granted under the equity plan will automatically become fully exercisable and all other awards granted under the equity plan will become fully vested and non-forfeitable. In addition, upon the effective time of any such sale event, the equity plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding awards.

No awards may be granted under the equity plan after June 4, 2014. In addition, our Board of Directors may amend or discontinue the equity plan at any time and the administrator may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. Other than in the event of a necessary adjustment in connection with a change in our stock or a merger or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options. Further, amendments to the equity plan will be subject to approval by our stockholders if the amendment (i) increases the number of shares available for issuance under the equity plan; (ii) expands the types of awards available under, the eligibility to participate in, or the duration of, the equity plan; (iii) materially changes the method of determining fair market value for purposes of the equity plan; or (iv) requires stockholder approval under the applicable rules of the NYSE or by the Internal Revenue Code (the “Code”) to ensure the tax qualification of incentive options.

Perquisites and other benefits.   Messrs. McCarten and Williams, as members of our Board of Directors, were awarded a Marriott Platinum 5-Star Card, which entitles them and their guests, to reimbursement of lodging, meals, parking and certain other expenses at all hotels and resorts managed or franchised by Marriott, subject to certain limitations. See “Director Compensation.”

Our named executive officers are entitled to reimbursement annually for the uninsured cost of a medical examination (up to $5,000) and for income tax preparation (up to $2,000). In 2005, we reimbursed our named executive officers an aggregate of $7,706 for medical expenses and $4,750 for income tax preparation.

In addition, all employees, including our named executive officers, receive the following benefits: (i) 100% of the premium for health and dental insurance, (ii) up to $200,000 of life insurance, and (iii) short term disability coverage providing up to $1,000 per week for up to 13 weeks. We maintain a retirement savings plan for all of our employees under section 401(k) of the Code. All of our employees, including our named executive officers, benefit from the same company matching formula. Finally, all of our employees also receive free parking at the corporate headquarters.

Employment Agreements.   We have entered into employment agreements with Messrs. McCarten, Williams, Brugger and Schecter, and entered into a letter agreement with Mr. Mahoney. The employment agreement with Mr. McCarten has an initial term of three years and the employment agreements with Messrs. Williams, Brugger and Schecter have an initial term of two years. Thereafter, the term of the agreements with Messrs. McCarten, Williams, Brugger and Schecter will be extended for an additional 12 months on the anniversary of the effective date of each agreement, unless either party gives six months’ notice before such date that the term will not be extended. Mr. Mahoney is an at-will employee.

The employment agreements and Mr. Mahoney’s letter of employment provide each executive officer with severance benefits if his employment ends under certain circumstances. We believe that the agreements and Mr. Mahoney’s letter of employment will benefit us by helping to retain the executives and by allowing them to focus on their duties without the distraction of the concern for their personal situations in the event of a possible change in control of our Company.

Each of Messrs. McCarten, Williams, Brugger and Schecter will be entitled to receive severance benefits under their agreements if we terminate such executive’s employment without cause or such executive resigns with good reason or if there is a change in control of our Company during the term of their agreements and, within 12 months after the change in control, we terminate such executive’s employment without cause or such executive resigns with good reason, or if during the 90 day period commencing on the three-month anniversary of the date of the change in control, such executive resigns for any reason. Mr. Mahoney will be entitled to receive severance benefits under his letter of employment if there is a change in control of our Company during his employment with us and, within 12 months after the change in control, we terminate Mr. Mahoney’s employment without cause, or if during the 90 day period commencing on the six-month anniversary of the date of the change in control, Mr. Mahoney resigns for any reason. Under each of these scenarios, each of the executives is entitled to receive a lump sum payment. Mr. McCarten’s lump sum payment will equal two times his annual cash compensation, Mr. Williams’ lump sum payment will equal 1.5 times his annual cash compensation and Messrs. Brugger, Schecter and Mahoney’s lump sum payments will equal their respective annual cash compensation. In addition, each executive will be entitled to continued life, health and disability insurance coverage for himself, his spouse and dependents for two years, in the case of Mr. McCarten, eighteen months, in the case of Mr. Williams, and one year, in the case of Messrs. Brugger, Schecter and Mahoney. Any unvested portion of any stock option, restricted stock award and incentive award previously issued to the executive shall vest on the date of such termination. These severance benefits may not be deductible by us.

In the event that the severance benefits described above are paid in connection with a change in control of our Company, each of Messrs. McCarten, Williams, Brugger and Schecter will be eligible to receive payments to compensate the executive for the additional taxes, if any, imposed on the executive under Section 4999 of the Code by reason of the receipt of excess parachute payments.

The employment agreements for each of Messrs. McCarten, Williams, Brugger and Schecter contain customary non-competition covenants that apply during the term and in most instances for 12 months, or six months in the event of a change in control of our Company, after the expiration or termination of such executive’s employment with us.

STOCK PERFORMANCE GRAPH

The following graph provides a comparison of cumulative total stockholder return for the period from May 25, 2005 (the date of our initial public offering) through December 30, 2005, among DiamondRock Hospitality Company, the Standard & Poor’s 500 Index (the “S&P 500 Total Return) and Morgan Stanley REIT Index (the “RMZ Total Return”).

The total return values were calculated assuming a $100 investment on May 25, 2005 with reinvestment of all dividends in (i) our common stock, (ii) the S&P 500 Total Return, and (iii) the RMZ Total Return. The total return values do not include any dividends declared, but not paid, during the period.

	May 25, 2005	December 30, 2005
Diamondrock Hospitality Company total Return	$100.00	117.58
RMZ Total Return	$100.00	111.73
S&P 500 Total Return	$100.00	106.07

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our executive compensation program is administered under the direction of the Compensation Committee of our Board of Directors. The current members of the Compensation Committee are Messrs. Altobello (Chairman), Grafton and Ray. None of the members of the Compensation Committee is an employee of DiamondRock Hospitality Company and each of them is an independent director for purposes of the requirements of the NYSE Rules.

The undersigned members of the Compensation Committee of the Board of Directors of DiamondRock Hospitality Company submit this report as follows:

Compensation Philosophy.   Our executive compensation program is designed to attract, retain and motivate highly qualified and skilled executives; to link total compensation opportunities to achievement of DiamondRock’s short- and long-term financial and strategic goals; and to create proper incentives for executives to maximize stockholder value. We examine compensation studies and surveys and seek to set our compensation in line with the competitive market. Actual realized compensation may be greater than or less than target and should generally reflect the individual skills and contributions of the executive, as well as DiamondRock’s overall performance relative to specific financial, strategic, and market performance goals. We attempt to provide a mix between cash and equity compensation and between fixed and variable pay that is appropriate to the particular position, with senior executives having a large proportion of total compensation “at risk” and based on performance.

Compensation Committee Procedures.   In order to implement the above philosophy, the Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer.

In the first fiscal quarter of each year, the Compensation Committee sets up criteria for the award of incentive compensation and then reviews the progress on such criteria in the third fiscal quarter of that year. Final incentive compensation determinations are made after the end of the fiscal year, when financial results for the year became available. At that time, the Compensation Committee determines bonuses, if any, based on the criteria set at the start of the prior year, sets base salaries and incentive compensation criteria for the following fiscal year, and makes awards of equity-based compensation, if any.

Prior to granting any bonuses for 2005 or setting compensation for 2006, the Compensation Committee reviewed the so-called “tally sheet” attached to this report.

The Compensation Committee seeks input from multiple sources and bases compensation decisions on a variety of factors. The Compensation Committee bases its decisions on the most recent publicly available compensation data for senior executives of comparable REITs, as well as various compensation studies and surveys, to ensure that compensation packages are in line with our peer group and the real estate industry in general. In particular, the Compensation Committee reviews the compensation (including total compensation, as well as the individual components of base salary, annual incentive and long-term incentives) awarded to senior executives by a comparative peer group consisting of lodging REITs with a comparable market capitalization. The Compensation Committee has selected and retained an independent compensation consultant to assist it in evaluating the executive compensation programs and it consulted widely published surveys of compensation practices within the REIT industry.  For each of named executives (except Mr. McCarten), Mr. McCarten makes a compensation recommendation to the Compensation Committee and the Compensation Committee considers these recommendations in setting the compensation for the four officers.

While the Compensation Committee believes that benchmarks and comparative market data are valuable tools to assist it in setting reasonable and fair compensation for our senior executives, the Compensation Committee does not believe that it is in the best interests of our stockholders to simply peg compensation to some desired percentile of a competitive set. The Compensation Committee’s stated

philosophy is to recognize individual contributions to the performance of DiamondRock Hospitality Company and to create a link between performance and executive compensation.

Compensation for Senior Executives.   The elements of our executive compensation package are primarily comprised of the following, with all three elements working together to satisfy the ultimate goal of enhancing stockholder value:

1.                Base Salary.

The Compensation Committee has set base salaries at levels that, in the opinion of the members of the Compensation Committee, provide competitive base compensation while allowing a significant portion of each executive officer’s total compensation to be derived from incentive pay. Base salaries are set for executive officers on the basis of assigned responsibilities and on an evaluation of appropriate compensation levels of peer groups and the real estate industry in general.

Individual base salaries are reviewed annually. The granting of salary increases is based upon factors which include recognition of the officer’s assigned responsibilities, relevant levels of experience and the market valuation of that experience, the overall financial performance of DiamondRock Hospitality Company and individual performance. Assessment of individual performance is based on previously established goals for each executive officer comprised of both subjective and objective elements. Based on the Compensation Committee’s philosophy and the factors stated above, the Compensation Committee approved 2006 base salary increases for the named executive officers as follows:

	2005	2006
Mr. McCarten	$500,000	$515,000
Mr. Williams	$400,000	$412,000
Mr. Brugger	$239,100	$275,000
Mr. Schecter	$218,800	$245,000
Mr. Mahoney	$142,500	$175,000

2.                Cash Bonuses.

The executive officers’ annual cash bonuses for 2005 were based upon a formula established during the first quarter of 2005, consisting of several components, including DiamondRock must: (i) achieve a projected adjusted EBITDA in 2005 at least equal to the 2005 budget presented to our Board of Directors in February 2005, (ii) accomplish the 2005 scheduled renovations within the approved budgets without a material reduction in scope, (iii) successfully complete its initial public offering, (iv) have its hotels generate net operating income in accordance with the projections initially presented to our Board of Directors in connection with the acquisitions, and (v) successfully invest, on a timely basis, the remainder of its private placement and initial public offering proceeds in acquiring hotels which meet investment criteria set by our Board of Directors. In addition, each executive had certain individual performance criteria.

The executive officers met or exceeded all the management business objectives set by the Compensation Committee. DiamondRock (i) surpassed its adjusted EBITDA budget for 2005 by 9.6%, (ii) completed the scheduled hotel renovations within DiamondRock’s budget without any material scope reductions, (iii) successfully completed its initial public offering, (iv) was able to generate net operating income at its hotels in 2005 which exceeded the initial acquisition projections and (v) acquired more hotels that met or exceeded DiamondRock’s acquisition criteria faster than expected.

Reflecting the actual performance of DiamondRock Hospitality Company as described above and the individual performance of each named executive officer, the Compensation Committee awarded cash bonuses to the named executive officers for the year ended December 31, 2005 as follows: Mr. McCarten $612,500; Mr.Williams $390,000; Mr. Brugger $179,335; Mr. Schecter $164,072; and Mr. Mahoney $49,715.

3.                Equity-Based Incentive Compensation.

To date, under our 2004 Stock Option and Incentive Plan we have issued only shares of restricted stock and deferred stock. We have not issued any options or other forms of equity-based compensation. In general we have issued shares unit awards to associates only upon the occurrence of a material corporate event, such as the completion of our private placement or initial public offering, or upon the hiring of an associate. The Compensation Committee has, however, retained and has been working with its independent compensation consultant to help DiamondRock design an on-going performance-based long-term incentive compensation program for DiamondRock’s senior executive officers. DiamondRock expects to implement this program later in 2006.

In 2005, in connection with our initial public offering, we issued 382,500 shares of deferred stock unit awards to our five named executive officers as follows:

Shares of deferred stock granted in 2005
In connection with our initial public offering

Mr. McCarten	112,500 units
Mr. Williams	105,000 units
Mr. Brugger	82,500 units
Mr. Schecter	57,500 units
Mr. Mahoney	25,000 units

The deferred stock unit awards are fully vested and represent the promise of DiamondRock to issue a number of shares of DiamondRock’s common stock upon the earlier of (i) a sales event or (ii) July 2010. The awards are subject to forfeiture should the executive be terminated for cause. DiamondRock does not pay current dividends on the shares of common stock underlying the deferred stock units, instead the dividends are effectively “re-invested” as each of the executive officers are credited with an additional number of deferred stock units that have a fair market value (based on the closing stock price on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares.

Mandatory Minimum Equity Ownership Policy for Senior Executives.   The Compensation Committee believes that it is important to align the interests of those in senior management positions with those of our stockholders. As one concrete step to ensure such alignment, the Compensation Committee adopted a mandatory stock ownership requirement for senior management. Under this policy, each executive within five years of his or her date of hire must acquire and hold a certain number of shares as follows:

Minimum Equity Ownership Policy

Chairman and Chief Executive Officer	200,000 shares
President and Chief Operating Officer	160,000 shares
Chief Financial Officer	70,500 shares
General Counsel	64,500 shares
Chief Accounting Officer	14,000 shares

The types of securities that will be counted toward the equity ownership requirement include shares of our common stock, restricted stock, and deferred stock. The Compensation Committee believes that this stock ownership requirement will send a powerful message to our stockholders and the investment community that our senior management is personally committed to the financial success of DiamondRock Hospitality Company.

Compensation of the Chief Executive Officer.   The various components of the Chief Executive Officer’s compensation is exactly the same as the components of the compensation of the other executive officers of DiamondRock and the manner of determining that compensation is also the same, except Mr. McCarten does not make a recommendation to the Compensation Committee as to his own compensation. The compensation of the Chief Executive Officer is determined by the Compensation Committee in executive session.

Tax Deductibility of Executive Compensation.   Section 162(m) of the Code limits the deductibility on DiamondRock’s tax return of compensation over $1 million to any of the executive officers of DiamondRock unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by DiamondRock’s stockholders. Because DiamondRock is a real estate investment trust that generally does not pay corporate income taxes, the loss of deductibility of compensation would not have a significant adverse impact on us. Nevertheless, the Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance.

Submitted by the Compensation Committee

Daniel J. Altobello, Chairman
W. Robert Grafton
Gilbert T. Ray

DiamondRock Hospitality Company
Executive Officer Tally Sheet

		Base Salary	Bonus Earned for Year	Other	Total Cash Compensation	Total Shares Granted (4)	Value of Equity at Closing Price for Year	Total Compensation	Five Star Card Eligible ($10k cap)	Eligible for Reimbursement of Medical Exam ($5K cap)	Eligible for Reimbursement of Income Tax Preparation ($2K cap)
William McCarten	2006	$515,000	TBD	TBD	TBD	TBD	TBD	TBD	yes	yes	yes

	2005		$500,000	$612,500	$27,997	$1,140,497	114,510	$1,369,540	$2,510,037	yes(2)	yes	yes
	2004	(1)	$250,000	$293,750	$0	$543,750	225,000	$2,250,000	$2,793,750	yes(3)	yes	yes
John Williams	2006		$412,000	TBD	TBD	TBD	TBD	TBD	TBD	yes	yes	yes
	2005		$400,000	$390,000	$18,000	$808,000	106,876	$1,278,237	$2,086,237	yes(2)	yes	yes
	2004	(1)	$200,000	$188,000	$0	$388,000	210,000	$2,100,000	$2,488,000	yes(3)	yes	yes
Mark Brugger	2006		$275,000	TBD	TBD	TBD	TBD	TBD	TBD	no	yes	yes
	2005		$239,112	$179,335	$16,215	$434,662	83,974	$1,004,329	$1,438,991	no	yes	yes
	2004	(1)	$117,500	$82,838	$0	$200,338	165,000	$1,650,000	$1,850,338	no	yes	yes
Michael Schecter	2006		$245,000	TBD	TBD	TBD	TBD	TBD	TBD	no	yes	yes
	2005		$218,762	$164,072	$8,751	$391,585	58,527	$699,983	$1,091,568	no	yes	yes
	2004	(1)	$107,500	$80,625	$0	$188,125	75,000	$750,000	$938,125	no	yes	yes
Sean Mahoney	2006		$175,000	TBD	TBD	TBD	TBD	TBD	TBD	no	yes	yes
	2005		$142,041	$49,715	$8,316	$200,072	25,447	$304,346	$504,418	no	yes	yes
	2004	(1)	$58,333	$19,602	$30,000	$107,935	15,000	$150,000	$257,935	no	yes	yes

(1)             2004 compensation shows compensation earned during 2004, which was a partial year.

(2)             Mr. McCarten received reimbursement related to the Five Star Cards of $3,156 in 2005

(3)             Neither Five Star Cards were used in 2004

(4)             The deferred stock units granted in conjunction with the IPO include the initial grant plus additional shares awarded in lieu of payment of cash dividends for  the second and third quarter dividends.

The additional shares awarded in lieu of dividends included in the 2005 shares granted is 2,010 shares with respect to Mr. McCarten, 1,876 shares  with respect to Mr. Williams, 1,474 shares with respect to Mr. Brugger, 1,027 shares with respect to Mr. Schecter and 447 shares with respect to Mr. Mahoney.

	Severance	Value of Severance (using 2005 Compensation)	Equity Treatment (1)	Value of Equity Treatment (Assuming June 06 Termination & 13.00 stock price)	Benefits Continuation	Estimated Value of Benefits continuation	Total Cost of Termination (2)
Fired for cause
William McCarten	no	$0	Surrender all unvested stock	$0	no	$0	$0
John Williams	no	$0	Surrender all unvested stock	$0	no	$0	$0
Mark Brugger	no	$0	Surrender all unvested stock	$0	no	$0	$0
Michael Schecter	no	$0	Surrender all unvested stock	$0	no	$0	$0
Sean Mahoney	no	$0	Surrender all unvested stock	$0	no	$0	$0
Fired without cause
William McCarten	yes (2x salary + bonus)	$2,280,994	Accelerated Vesting	$2,925,000	yes – 2 years	$14,280	$5,220,274
John Williams	yes (1.5x salary + bonus)	$1,212,000	Accelerated Vesting	$2,730,000	yes – 1.5 years	$14,904	$3,956,904
Mark Brugger	yes (1x salary + bonus)	$434,662	Accelerated Vesting	$2,145,000	yes – 1 year	$12,660	$2,592,322
Michael Schecter	yes (1x salary + bonus)	$391,585	Accelerated Vesting	$975,000	yes – 1 year	$12,660	$1,379,245
Sean Mahoney	no	$0	Surrender all unvested stock	$0	no	$0	$0
Quit without Good Reason
William McCarten	no	$0	Surrender all unvested stock	$0	no	$0	$0
John Williams	no	$0	Surrender all unvested stock	$0	no	$0	$0
Mark Brugger	no	$0	Surrender all unvested stock	$0	no	$0	$0
Michael Schecter	no	$0	Surrender all unvested stock	$0	no	$0	$0
Sean Mahoney	no	$0	Surrender all unvested stock	$0	no	$0	$0
Quit For Good Reason (including Change of Control)
William McCarten	yes (2x salary + bonus)	$2,280,994	Accelerated Vesting	$2,925,000	yes – 2 years	$14,280	$5,220,274
John Williams	yes (1.5x salary + bonus)	$1,212,000	Accelerated Vesting	$2,730,000	yes – 1.5 years	$14,904	$3,956,904
Mark Brugger	yes (1x salary + bonus)	$434,662	Accelerated Vesting	$2,145,000	yes – 1 year	$12,660	$2,592,322
Michael Schecter	yes (1x salary + bonus)	$391,585	Accelerated Vesting	$975,000	yes – 1 year	$12,660	$1,379,245
Sean Mahoney	yes (1x salary + bonus)	$200,072	Accelerated Vesting	$180,000	yes – 1 year	$12,660	$392,732
Death or Disability
William McCarten	pro rata bonus	$612,500	Accelerated Vesting	$2,925,000	yes – 1 year	$14,280	$3,551,780
John Williams	pro rata bonus	$390,000	Accelerated Vesting	$2,730,000	yes – 1 year	$14,904	$3,134,904
Mark Brugger	pro rata bonus	$179,335	Accelerated Vesting	$2,145,000	yes – 1 year	$12,660	$2,336,995
Michael Schecter	pro rata bonus	$391,585	Accelerated Vesting	$975,000	yes – 1 year	$12,660	$1,379,245
Sean Mahoney	pro rata bonus	$200,072	Surrender all unvested stock	$0	No	$0	$200,072

(1)             In July 2005, the Company issued 382,500 deferred stock units in connection with the IPO (112,500 shares to William McCarten, 105,000 shares to John Williams, 82,500 shares to Mark Brugger, 57,500 shares to Michael Schecter and 25,000 shares to Sean Mahoney). All such deferred stock is vested and would be the property of the executive in the event of a termination for any reason, except being fired for cause (in which case the stock would be forfeited). Upon a change of control the deferral terminates and the executive may dispose of his stock. These shares have an aggregate value of $4,972,500 at $13 per share.

(2)             Does not include the value of a tax gross up which Messrs. McCarten, Williams, Brugger and Schecter are entitled.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

DiamondRock Hospitality Company established a Compensation Committee consisting of Messrs. Altobello, Grafton and Ray. None of them has served as an officer or employee of DiamondRock Hospitality Company. None of these persons had any relationships with DiamondRock Hospitality Company requiring disclosure under applicable rules and regulations of the SEC. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

AUDIT COMMITTEE REPORT

The undersigned members of the Audit Committee of the Board of Directors of DiamondRock Hospitality Company submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended December 31, 2005. The Committee notes for shareholders that our Committee has oversight responsibilities only and that we are not acting as experts in accounting and auditing. We rely without independent verification on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our Committee’s oversight does not provide an independent basis to determine that DiamondRock’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America or that the audit of DiamondRock’s consolidated financial statements by independent auditors has been carried out in accordance with auditing standards generally accepted in the United States of America. Management has the primary responsibility for the preparation of DiamondRock’s 2005 consolidated financial statements and the overall reporting process, including the systems of internal control, and has represented to us that DiamondRock’s 2005 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee:

1.                has reviewed and discussed with management the audited financial statements for DiamondRock Hospitality Company for the fiscal year ended December 31, 2005.

2.                has discussed with representatives of KPMG LLP the matters required to be discussed with them under the provisions of Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as modified or supplemented.

3.                has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with KPMG LLP the auditors’ independence from our Company and management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Submitted by the Audit Committee:

W. Robert Grafton, Chairperson
Daniel J. Altobello
Maureen L. McAvey

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS

KPMG LLP served as our independent accountants for the fiscal years ended December 31, 2005 and 2004. Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004
Audit Fees
Recurring audit	$240,000	$120,000
Quarterly reviews	40,000	—
Comfort letters, consents and assistance with documents filed with the SEC	458,667	542,523
Subtotal	738,667	662,523
Audit-Related Fees
Audits required by lenders	60,000	20,000
Tax-Related Fees	—	—
All Other Fees	—	—
Total	$798,667	$682,523

Auditor Fees Policy.   Our Audit Committee has adopted a policy concerning the pre-approval of audit and non-audit services to be provided by KPMG LLP, our independent accountants. The policy requires that all services provided by KPMG LLP to us, including audit services, audit-related services, tax services and other services, must be pre-approved by our Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. Our Audit Committee has delegated authority to the Chairman of the Committee to pre-approve additional services, and any such pre-approvals must then be communicated to the full Audit Committee.

Our Audit Committee approved all audit and non-audit services provided to us by KPMG LLP during the 2004 and 2005 fiscal years.

Policy for Hiring Members of our Audit Engagement Team

In 2005, our Audit Committee adopted a policy regarding the hiring of audit engagement team members to address the potential for impairment of auditor independence when partners and other members of our audit engagement team accept employment with us. Under the policy, we may not hire any individuals below the partner level who were members of our audit engagement team within two years of completion of the most recent audit in which they participated. In addition, we may not hire any individuals above the partner level who were members of the our audit engagement team within three years of completion of the most recent audit in which they participated.  In all such cases, our Audit Committee must determine that the relationship is in the best interests of stockholders. In addition, we may not appoint a director who is affiliated with, or employed by, a our present or former auditor until three years after the affiliation or auditing relationship has ended.

Other Company Accountants and Auditors

We have engaged Ernst & Young LLP for tax consultation and tax compliance services. In addition, we have engaged Ernst & Young LLP for financial diligence in conjunction with certain potential property acquisitions and as independent auditors on one of our historical financial statements required to be audited by the SEC.  Aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004
Ernst & Young LLP Fees
Recurring tax compliance	$74,835	$28,200
Potential acquisition due diligence	286,314	—
Historical financial statement audit required by SEC	50,000	—
Tax planning and research	52,867	6,825
REIT and other compliance mattersales and use tax examinations	16,530	—
Total	$480,546	$35,025

Our Audit Committee approved all audit and non-audit services provided to us by Ernst & Young LLP during the 2004 and 2005 fiscal years.

We have engaged PricewaterhouseCoopers LLP as our internal auditors. The purpose of the internal audit program is to provide our Audit Committee and our management with ongoing assessments of our risk management processes and to review the effectiveness and design of internal controls at our properties and our corporate office. In addition, we engaged PricewaterhouseCoopers LLP as independent auditors on one of our historical financial statements required to be audited in conjunction with our initial public offering. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004
PricewaterhouseCoopers LLP Fees
Internal audit	$140,422	$—
Historical financial statement audit required by SEC	189,834	—
Comfort letters, consents and assistance with documents filed with the SEC	34,000	—
Total	$364,256	$—

Our Audit Committee approved all audit and non-audit services provided to us by PricewaterhouseCoopers LLP during the 2005 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Marriott

An affiliate of Marriott International, Inc. owns 4.43 million shares of our stock, or approximately 8.5% of our outstanding shares of common stock. In connection with our July 2004 private placement, Marriott purchased directly 3.0 million shares of our common stock for an aggregate purchase price of $30.0 million. In addition, concurrently with the completion of our initial public offering, Marriott purchased 1,428,571 shares of our common stock for an aggregate purchase price of approximately $15.0 million. The value of the shares owned by Marriott, based on the price of our common stock as of December 31, 2005 was approximately $52,965,709.

Investment Sourcing Relationship with Marriott.   Marriott and our Company have an investment sourcing relationship pursuant to which Marriott has agreed to provide us, subject to certain limitations, with a “first look” at hotel acquisition and investment opportunities known to it.

Marriott’s only binding commitment with regard to this investment sourcing relationship is that, for a two-year period ending July 1, 2006, it has agreed not to enter into any written agreement or series of written agreements granting any third party the right to receive information from Marriott concerning opportunities to purchase full-service, urban select-service or urban extended-stay hotels in the United States, or in any region thereof, prior to such opportunities being presented to us. Marriott has specifically retained the right to enter into written agreements affecting less than 10% of the United States by population and also any non-written agreements with other potential capital sources. Our only binding commitment with regard to this relationship is that we have agreed, for a two-year period ending July 1, 2006, not to enter into a written agreement or series of written agreements granting any third party the right to receive information from us concerning potential opportunities to provide hotel management services for full-service, urban select-service or urban extended-stay hotels throughout the United States, or in any region thereof prior to such opportunity being presented to Marriott. We have specifically retained the right to enter into agreements affecting less than 10% of the United States and also any non-written agreements with other brand or hotel management companies. However, for any given investment, we are under no obligation to use Marriott as the hotel management company and we may invest in hotels that do not operate under one of Marriott’s brands. We do not expect to renew this agreement.

In connection with this investment sourcing relationship, Marriott assigned to us its interests as purchaser under the purchase and sale contract pursuant to which we acquired the Courtyard Manhattan/Midtown East hotel. The purchase price for the hotel was approximately $78.9 million. Marriott provided us $3.3 million in connection with the acquisition, including $2.5 million in key money and $800,000 as a contribution to the hotel’s furniture, fixtures and equipment account. We also acquired, directly from Marriott, the Marriott Griffin Gate Resort for approximately $49.8 million and The Lodge at Sonoma, a Renaissance Resort & Spa for approximately $32.3 million, which were purchased by Marriott within two years of our acquisition. Marriott’s purchase prices for the Marriott Griffin Gate Resort and The Lodge at Sonoma, a Renaissance Resort & Spa were approximately $47.5 million and approximately $32.5 million, respectively. In addition, Marriott had a 10% equity interest in an affiliate of Capital Hotel Investments, LLC, from whom we purchased the Los Angeles Airport Marriott, Frenchman’s Reef & Morning Star Marriott Beach Resort, the Renaissance Worthington and the Marriott Atlanta Alpharetta (collectively, the “Capital Hotel Investment Portfolio”). Marriott had also provided mezzanine debt to Capital Hotel Investments, LLC, or affiliates thereof, totaling approximately $106 million, with $44.2 million of such debt allocated to the properties comprising the Capital Hotel Investment Portfolio. Such mezzanine debt was repaid by Capital Hotel Investments, LLC from the cash proceeds received by Capital Hotel Investments, LLC from our purchase of the Capital Hotel Investment Portfolio.

In determining the purchase prices that we paid for the hotels we acquired from Marriott, our senior management team collectively employed the same disciplined methodology that it generally uses to determine the purchase price of all the hotels that we acquire. Our senior management team initially creates a projection of future cash flows for each potential acquisition primarily based on:

•       historical cash flows provided to us by the seller and the hotel manager; and

•       our senior management team’s belief as to future rates of occupancy and growth in ADR, as well as our senior management team’s expectation of future increases in operating expenses, in a hotels’ given market.

Our senior management team’s belief as to future cash flows and expenses is based on their extensive experience in the hotel industry, which includes their ability to evaluate the reasonableness of the projections provided to us by the seller and the hotel manager. Our senior management team then applies a multiple to those projected cash flows. This multiple reflects our senior management team’s knowledge of recent sale prices for hotels in similar markets. Although our entire senior management team participates in the determination of a recommended purchase price, Mr. Williams, our President and Chief Operating Officer, is ultimately responsible for presenting our senior management team’s recommendation of the purchase price for a potential acquisition to our Board of Directors, which makes the final determination.

Marriott has provided us with key money of approximately $10.5 million in the aggregate in connection with our acquisitions of the Courtyard Manhattan/Midtown East ($2.5 million), the Courtyard Manhattan/Fifth Avenue ($1.0 million), the Torrance Marriott ($3.0 million), the Oak Brook Hills Marriott Resort ($2.5 million), SpringHill Suites Atlanta Buckhead ($0.5 million) and the Orlando Airport Marriott ($1.0 million). In connection with our acquisitions of the Courtyard Manhattan/Midtown East and The Lodge of Sonoma Renaissance Resort & Spa, Marriott also contributed $800,000 and $400,000, respectively, to the hotels’ furniture, fixtures and equipment reserves. The $7.0 million in key money contributed by Marriott in connection with our acquisition of the Torrance Marriott, Oak Brook Hills Marriott Resort, SpringHill Suites Atlanta Buckhead and Orlando Airport Marriott is recoverable subject to a 10% reduction per year in the event that the applicable management agreement with Marriott terminates within 10 years and such termination is not a result of a default by Marriott. In addition, Marriott provided us with separate cash flow guarantees for the Oak Brook Hills Marriott Resort, SpringHill Suites Atlanta Buckhead and Orlando Airport Marriott. These three guarantees provide that Marriott will be obligated to pay up to $3.7 million in the aggregate should the hotels fail to generate certain pre-agreed amounts of projected cash flow.

Management Agreements.   In order to qualify as a REIT, we cannot operate our hotels or participate in the decisions affecting the daily operations of our hotels. Thus far, although we are free to enter into hotel management agreements with any third party, with respect to all the properties that we currently own, we have entered into management agreements with Marriott (and with an affiliate of Vail Resorts under a franchise agreement with Marriott). Our management agreements with Marriott typically provide for an initial term that expires upon the end of the twentieth, thirtieth or fortieth full fiscal year after the effective date of the hotel management agreement. The term of the hotel management agreement is generally automatically renewed for a negotiated number of consecutive 10-year periods upon the expiration of the initial term unless the property manager gives notice to our TRS lessee of its election not to renew the hotel management agreement at least 300 days prior to the expiration of the then-current term.

The following table sets forth the effective date, initial term and number of renewal terms under the respective hotel management agreements for each of our hotels. Generally, the term of the hotel management agreements generally automatically renew for a negotiated number of consecutive periods upon the expiration of the initial term unless the property manager gives notice to us of its election not to renew the hotel management agreement.

	Date of Agreement	Initial Term	Number of Renewal Terms
The Lodge at Sonoma, a Renaissance Resort & Spa	10/2004	20 years	One ten-year period
Courtyard Manhattan/Midtown East	11/2004	30 years	Two ten-year periods
Salt Lake City Marriott Downtown	12/2001	30 years	Three fifteen-year periods
Courtyard Manhattan/Fifth Avenue	01/2005	30 years	None
Marriott Griffin Gate Resort	12/2004	20 years	One ten-year period
Bethesda Marriott Suites	12/2004	21 years	Two ten-year periods
Torrance Marriott	1/2005	40 years	None
Marriott Atlanta Alpharetta	9/2000	30 years	Two ten-year periods
Frenchman’s Reef & Morning Star Marriott Beach Resort	9/2000	30 years	Two ten-year periods
Los Angeles Airport Marriott	9/2000	30 years	Two ten-year periods
Renaissance Worthington	9/2000	30 years	Two ten-year periods
Vail Marriott Mountain Resort & Spa	6/2005	15½ years	None
SpringHill Suites Atlanta Buckhead	7/2005	30 years	Two ten-year periods
Oak Brook Hills Marriott Resort	7/2005	30 years	None
Orlando Airport Marriott	11/2005	30 years	None

Amounts Payable under our Hotel Management Agreements.   Under our current hotel management agreements, the property manager receives a base management fee and, if certain financial thresholds are met or exceeded, an incentive management fee. The base management fee is generally payable as a percentage of gross hotel revenues for each fiscal year. The incentive management fee is generally based on hotel operating profits and is typically equal to between 20% and 25% of hotel operating profits but the fee only applies to that portion of hotel operating profits above a negotiated return on our invested capital. We refer to this excess of operating profits over a return on our invested capital as “available cash flow.”

The following table sets forth the base management fee and incentive management fee, generally due and payable each fiscal year, for each of our properties.

	Base Management Fee(1)	Incentive Management Fee(2)
Courtyard Manhattan/Midtown East	5%	25%(3)
Torrance Marriott	3%	20%(4)
Salt Lake City Marriott Downtown	3%	Not more than 20%(5)
Marriott Griffin Gate Resort	3%	20%(6)
Bethesda Marriott Suites	3%	50%(7)
Courtyard Manhattan/Fifth Avenue	5%(8)	25%(9)
The Lodge at Sonoma, a Renaissance Resort & Spa	3%	20%(10)
Marriott Atlanta Alpharetta	3%	25%(12)
Frenchman’s Reef & Morning Star Marriott Beach Resort	3%	25%(13)
Los Angeles Airport Marriott	3%	25%(14)
Renaissance Worthington	3%	25%(15)
Vail Marriott Mountain Resort & Spa	3%	20%(16)
SpringHill Suites Atlanta Buckhead	5%(11)	25%(17)
Oak Brook Hills Marriott Resort	3%	20% or 30%(18)
Orlando Airport Marriott	3%	20% or 25%(19)

(1)          As a percentage of gross revenues.

(2)          Based on a percentage of hotel operating profits above a negotiated return on our investment capital as more fully described in the following footnotes.

(3)          Calculated as a percentage of operating profits in excess of 10.75% of the sum of (i) $73.7 million and (ii) the amount of certain capital expenditures.

(4)          Calculated as a percentage of operating profits in excess of the sum of (i) $7.5 million and (ii) 10.75% of certain capital expenditures.

(5)          The incentive management fee is equal to the available cash flow for each fiscal year, subject to a cap of 20% of operating profit for such fiscal year. Commencing with the fiscal year 2002, the operating profit with respect to each fiscal year is reduced by an amount equal to 10.75% of all material capital expenditures funded by the TRS lessee; provided that the material capital expenditures are included in the calculation of the incentive management fee with respect to the fiscal year or fiscal years during which such expenditures occurred (on a pro rata basis).

(6)          Calculated as a percentage of operating profits in excess of the sum of (i) $5.5 million and (ii) 10.75% of certain capital expenditures.

(7)          Calculated as a percentage of operating profits in excess of the sum of (i) the payment of certain loan procurement costs, (ii) 10.75% of certain capital expenditures, (iii) an agreed-upon return on certain expenditures and (iv) the value of certain amounts paid into a reserve account established for the replacement, renewal and addition of certain hotel goods.

(8)          The base management fee will be equal to 5.5% of gross revenues for fiscal years 2010 through 2014 and 6% for fiscal year 2015 and thereafter until the expiration of the agreement. Also, beginning in 2007, the base management fee may increase to 5.5% at the beginning of the next fiscal year if operating profits equal or exceed $4.7 million, and beginning in 2011, the base management fee may increase to 6.0% at the beginning of the next fiscal year if operating profits equal or exceed $5.0 million.

(9)          Calculated as a percentage of operating profits in excess of 12% of the sum of (i) $38.8 million and (ii) the amount of certain capital expenditures, less 5% of the total real estate tax bill (for as long as the hotel is leased to a party other than the manager).

(10)   Calculated as a percentage of operating profits in excess of the sum of (i) $3.6 million and (ii) 10.75% of capital expenditures.

(11)   The base management fee will be equal to 6% of gross revenues for fiscal years 2008 through 2016 and 6.5% of gross revenues thereafter. In the event that the property’s operating profit is below certain thresholds in 2006 and 2007, the base management fee may be reduced by up to $100,000 per year. In addition, in the event that the hotel’s operating profit is above certain thresholds starting in 2008, the base management fee will be increased to 6.5% and if the hotel’s operating profit is above an additional threshold starting in 2012, the base management fee will be increased to 7.0%

(12)   Calculated as a percentage of operating profits in excess of the sum of (i) $4.1 million and (ii) 10.75% of certain capital expenditures.

(13)   Calculated as a percentage of operating profits in excess of the sum of (i) $8.4 million and (ii) 10.75% of certain capital expenditures.

(14)   Calculated as a percentage of operating profits in excess of the sum of (i) $9.4 million and (ii) 10.75% of certain capital expenditures.

(15)   Calculated as a percentage of operating profits in excess of the sum of (i) $7.6 million and (ii) 10.75% of certain capital expenditures.

(16)   Calculated as a percentage of operating profits in excess of 11% of our invested capital. The incentive management fee rises to 25% if the hotel achieves operating profits in excess of 15% of our invested capital.

(17)   Calculated as a percentage of operating profits in excess of the sum of (i) $4.1 million and (ii) 12% of certain capital expenditures and pre-conversion expenses.

(18)   Calculated as a percentage of operating profits in excess of the sum of (i) $8.1 million and (ii) 10.75% of certain capital expenditures. The percentage of operating profits is 20% except from 2011 through 2025 when it is 30%.

(19)   Calculated as a percentage of operating profits in excess of 10.75% of our acquisition costs plus certain capital expenditures. We estimate that the threshold will be approximately $9 million. The percentage of operating profits is 20% except from 2011 through 2025 when it is 25%.

We paid $8,107,902 and $260,724 of management fees during the year ended December 31, 2005 and the period from May 6, 2004 (Inception) to December 31, 2004. The management fees for the year ended December 31, 2005 consisted of $634,000 of incentive management fees and $7,473,902 of base management fees. All management fees earned during the period from May 6, 2004 (Inception) to December 31, 2004 were base management fees.

Arrangements with our Senior Executive Officers and Certain Directors

Messrs. McCarten, Williams, Brugger and Schecter are all former officers and employees of Marriott and have many professional relationships with current senior executives at Marriott.

Messrs. McCarten and Williams may have ongoing conflicts between our interests and the interests of Marriott because each has a significant financial interest in Marriott as a percentage of his individual net worth. These interests include shares of Marriott’s common stock, options to acquire shares of Marriott’s common stock and an executive deferred compensation arrangement which is an unfunded obligation of Marriott. In the case of both Messrs. McCarten and William, each of their financial interests in Marriott represents a material percentage (but not a majority) of his individual net worth. In each case, these interests represent several millions of dollars and, depending upon the performance of Marriott relative to our performance and the amount of equity incentive compensation paid by us to Messrs. McCarten and Williams, their financial interest in Marriott may continue to be greater than their financial interest in us. Accordingly, Messrs. McCarten and Williams may have a conflict of interest when evaluating hotel investment opportunities sourced to us by Marriott or when negotiating the terms of hotel management agreements with Marriott because of their financial interest in Marriott.

OTHER MATTERS

Expenses of Solicitation

We will bear the cost of the solicitation of proxies. In an effort to have as large a representation at the annual meeting as possible, we may solicit proxies, in certain instances, personally or by telephone, telegraph or mail by one or more of our employees. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock.

Stockholder Proposals for Annual Meetings

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2007 annual meeting must be received by us not earlier than December 27, 2006 or later than January 27, 2007 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary

Stockholder proposals to be presented at our 2007 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for its 2007 annual meeting, must be received in writing at our principal executive office not earlier than December 27, 2006, nor later than January 27, 2007. Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by us at our principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is advanced or delayed by more than thirty (30) days from the Anniversary Date, a stockholder’s notice shall be timely if received by us at our principal executive office not later than the close of business on the later of (1) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (2) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary.

Exhibit A

Charter of the Audit Committee
of the
 Board of Directors
of
DiamondRock Hospitality Company

(Adopted by the Board of Directors at a meeting held on September 22, 2004)

I. General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of DiamondRock Hospitality Company (the “Company”) are to:

•       assist the Board of Directors (the “Board”) in its oversight of (1) the Company’s accounting and financial reporting processes, (2) the integrity and audits of the Company’s financial statements, (3) the Company’s compliance with legal and regulatory requirements, (4) the qualifications, independence and performance of the Company’s independent auditors, and (5) the performance of the Company’s internal audit function; and

•       once the Company registers its securities with the Securities and Exchange Commission (the “SEC) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

•       Help ensure that the Company’s internal control systems and reporting processes complies with the requirements of the Sarbanes-Oxley Act, and all relevant rules and regulations promulgated by either the New York Stock Exchange or the SEC

II. Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom shall satisfy the independence requirements established by the New York Stock Exchange Listed Company Manual for listing on the exchange (regardless of whether the Company’s shares are then actually listed on the New York Stock Exchange). Each member of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), as such qualification is interpreted by the Board in its business judgment. One or more members of the Audit Committee shall qualify as an “audit committee financial expert” under the rules promulgated by the SEC. At least one member of the Audit Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

No member of the Audit Committee may simultaneously serve on the audit committee of more than three (3) issuers having securities registered under Section 12 of the Exchange Act, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

III. Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV. Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. Such meetings shall be in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

The Audit Committee shall also meet separately four (4) times a year with management, with personnel responsible for the internal audit function and with the independent auditors.

V. Responsibilities and Authority

A. Review of Charter

•       The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

B. Annual Performance Evaluation of the Audit Committee

•       At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board.

C. Matters Relating to Selection, Performance and Independence of Independent Auditor

•       The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•       The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•       The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

•       The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings), internal control related services and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company

Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•       The Audit Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•       The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•       The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

•       obtain and review a report or reports from the independent auditor describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) in order to assess the auditor’s independence, all relationships between the independent auditor and the Company;

•       review and evaluate the performance of the independent auditor and the lead partner; and

•       determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the Exchange Act and Regulation S-X thereunder.

             In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors of the independent auditors’ performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•       The Audit Committee shall set clear policies with respect to the potential hiring of current or former employees of the independent auditor.

D. Audited Financial Statements and Annual Audit

•       The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•       The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K or the distribution of any similar report to stockholders, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•       The Audit Committee must review:

(i)             any analyses prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

(ii)         major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iii)     major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

(iv)       the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•       The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

•       The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information, (2) any significant disagreements with management and (3) a discussion of the responsibilities, budget and staffing of the Company’s internal audit function. This review may also include:

(i)             any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

(ii)         any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; and

(iii)     any management or internal control letter issued, or proposed to be issued, by the auditors.

•       The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•       The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•       If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting and (3) any significant deficiencies or material weakness identified by management of the Company in connection with its required quarterly certification under Section 302 of the Sarbanes-Oxley Act.

•       Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•       The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

E. Internal Auditors

•       At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

•       The Audit Committee shall approve the retention and total compensation paid to any internal audit staff or any external provider of internal audit services.

•       In connection with the Audit Committee’s evaluation of the Company’s internal audit function, the Audit Committee may evaluate the performance of the senior officer or officers responsible for the internal audit function.

•       The internal audit department (or external provider of internal audit services) shall operate under a departmental charter which shall be approved by the Audit Committee and then reviewed by the Audit Committee at least annually.

F. Unaudited Quarterly Financial Statements

•       The Audit Committee shall discuss with management and the independent auditor, prior to the filing of the Company’s Quarterly Reports on Form 10-Q or release of a similar periodic disclosure document, (1) the Company’s quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

G. Earnings Press Releases

•       The Audit Committee shall discuss the Company’s earnings press releases before it is released by the Company, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).

H. Risk Assessment and Management

•       The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•       In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

I. Procedures for Addressing Complaints and Concerns

•       The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•       The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

J. Regular Reports to the Board

•       The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

K. Legal and Regulatory Compliance

•       The Audit Committee shall discuss with management and the independent auditor the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•       The Audit Committee shall discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

•       The Audit Committee shall inquire of management and the independent auditor as to whether, in the preparation or review of the audited financial statements and the quarterly financial statements, management or the independent auditor have any significant concerns regarding the Company’s qualification as a real estate investment trust, or REIT, under the applicable provisions of the federal tax laws.

L. Related Party Transactions

•       All proposed transactions in which the amount involved exceeds $60,000 between the Company and any director or executive officer of the company, any shareholder known to own of record or beneficially more than five percent of any class of the Company’s (or DiamondRock Hospitality, L.P.’s) voting securities or any member of the immediate family of any of the foregoing.

VI. Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following:

A. Engagement of Advisors

•       The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B. General

•       The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, except to the extent prohibited under NYSE Section 303A.07.

•       The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•       In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•       The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations or the Company’s policies and procedures.

VOTE BY INTERNET - www.proxyvote.com
DIAMONDROCK HOSPITALITY COMPANY 6903 ROCKLEDGE DRIVE SUITE 800 BETHESDA, MARYLAND 20817

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by DiamondRock Hospitality Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to DiamondRock Hospitality Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					DMRCK1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DIAMONDROCK HOSPITALITY COMPANY

The Board of Directors recommends a Vote for the
nominees listed below in Proposal 1 and for Proposal 2.
			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.
Vote on Directors			All	For All	Except
1.	To elect six directors to serve until the next Annual Meeting of
Stockholders and until their successors have been elected and
	qualified. The nominees are as follows:		☐	☐	☐

	(01) William W. McCarten	(04) Maureen L. McAvey
	(02) Daniel J. Altobello	(05) Gilbert T. Ray
	(03) W Robert Grafton	(06) John L. Williams					For	Against	Abstain

Vote on Proposal

2.	To ratify the selection of KPMG LLP as the independent auditors for DiamondRock Hospitality Company for the						☐	☐	☐
fiscal year ending December 31, 2006.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

DIAMONDROCK HOSPITALITY COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2006

The undersigned stockholder of DiamondRock Hospitality Company hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated March 24, 2006, and hereby appoints Michael D. Schecter and Sean M. Mahoney, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of DiamondRock Hospitality Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DiamondRock Hospitality Company to be held at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland on Thursday, April 27, 2006 at 11:00 a.m (local time), and at any and all postponements,continuations and adjournments thereof, with all powers that the undersigned would possess if personally present upon and in respect of the following matters and in accordance with the following instructions.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. FOR ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED WITH DISCRETIONARY AUTHORITY.